EXHIBIT 99.01

    Continucare Corporation Reports Financial Results for Fourth Quarter and Fiscal Year 2006; Fourth Quarter and Full Year Adjusted Income from Operations
       Increased 13% and 78%, Respectively, from Same Periods One Year Ago


     MIAMI--(BUSINESS WIRE)--Sept. 18, 2006--Continucare Corporation (AMEX:CNU) today reported financial results for its fourth quarter of fiscal 2006 and fiscal year ended June 30, 2006. Financial highlights for the fiscal quarter included:

     -- Total revenue of $36.2 million, a 24% increase from $29.1 million in the fourth quarter of fiscal 2005;

     -- Income from operations of $1.3 million compared to $4.0 million for the same period last year;

     -- Income before income taxes of $1.4 million compared to $4.0 million in the fourth quarter of fiscal 2005; and

     -- Net income of $1.1 million, or $0.02 per diluted share, compared to net income of $11.2 million, or $0.21 per diluted share a year ago.

     Full Year Results

     For the fiscal year ended June 30, 2006, total revenue was $133.0 million compared to $112.2 million in the same period one year ago. Income from operations during fiscal 2006 was $7.9 million compared to $9.3 million for the same period one year ago. Income before income taxes during fiscal 2006 was $8.3 million compared to $8.7 million in the year-ago period. Net income for fiscal 2006 was $5.3 million, or $0.10 per diluted share, compared to $15.9 million, or $0.31 per diluted share for fiscal 2005.

     Adjusted Results

     During both the fourth quarter of fiscal 2005 and the full fiscal year ended June 30, 2005 events occurred that impacted Continucare's reported financial results for those periods but which did not have a corresponding impact on the corresponding periods of fiscal 2006. Likewise, Continucare's reported financial results for the fourth quarter of fiscal 2006 and the full fiscal year ended June 30, 2006 were impacted by events which did not impact the corresponding periods of fiscal 2005. Continucare believes it is helpful to investors to discuss those events and to compare Continucare's financial results without giving effect to those items.

     Fiscal 2005 Items

     -- For the fourth quarter of fiscal 2005 Continucare's income from operations included a gain on the extinguishment of debt of $2.5 million.

     -- For the fiscal year ended June 30, 2005, Continucare's revenue and income from operations included a $1.1 million one-time distribution from one of Continucare's HMO affiliates related to Medicare Advantage funding, and Continucare's income from operations included a gain on the extinguishment of debt of $3.0 million.

     -- Without giving effect to these fiscal 2005 items, revenue for the fiscal year ended June 30, 2005 would have been $111.1 million, and income from operations would have been $1.5 million and $5.2 million for the fourth quarter of fiscal 2005 and the fiscal year ended June 30, 2005, respectively.

     Changes in Stock Option Accounting

     -- Continucare's results for the fourth quarter of fiscal 2006 and the fiscal year ended June 30, 2006 included $0.3 million and $1.3 million, respectively, of compensation expense related to stock options resulting from adoption of accounting guidance that became effective for the first quarter of fiscal 2006.

     -- Without giving effect to the adoption of this new stock option accounting guidance, income from operations would have been $1.6 million and $9.2 million for the fourth quarter of fiscal 2006 and the fiscal year ended June 30, 2006, respectively.

     Comparison of Adjusted Results

     -- Without giving effect to the items discussed above, revenue for the fiscal year ended June 30, 2006 would have increased approximately 20% compared to the same period of fiscal 2005, and income from operations for the fourth quarter of fiscal 2006 and the fiscal year ended June 30, 2006 would have increased approximately 13% and 78%, respectively, compared to the same period a year ago.

     Income Tax Provision

     -- In addition, the results for the fourth quarter of fiscal 2006 and the full fiscal year ended June 30, 2006 included a provision for income taxes of $0.3 million and $2.9 million, respectively. The fiscal 2005 periods did not reflect a provision for income tax expense because, in fiscal 2005, Continucare reduced its valuation allowance for deferred tax assets to offset income tax liabilities generated from operations. As previously announced, Continucare eliminated its valuation allowance for its deferred tax assets and recognized a tax benefit of $7.2 million.

     Balance Sheet

     Continucare's cash and cash equivalents were $10.7 million at June 30, 2006 compared to $5.8 million at June 30, 2005 while working capital increased to $15.6 million at fiscal year end from $6.9 million at June 30, 2005 and total liabilities were reduced to $3.1 million at June 30, 2006 from $3.8 million at June 30, 2005. The long-term portion of debt at June 30, 2006 was $112,000. Shareholders' equity increased to $37.0 million at June 30, 2006 from $30.3 million at June 30, 2005.

     "We are pleased with our fiscal 2006 financial results," stated Richard C. Pfenniger, Jr., Continucare's Chairman and Chief Executive Officer. "Our adjusted operating results demonstrate the strong progress we made during the year. We remain optimistic in our ability to expand upon the opportunities available to us as a result of the current favorable market conditions in the Medicare arena."

     About Continucare Corporation

     Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates
(IPAs) in the State of Florida. The Company has 15 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in facilities similar to the Company's medical offices. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Currently, through its network of medical facilities and IPAs, the Company provides health care services for approximately 24,000 patients. For more information please visit http://www.continucare.com.

     Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks and uncertainties relating to our proposed acquisition of Miami Dade Health Centers, Inc. and its affiliated companies, including the risk that we may not realize the expected benefits of the acquisition and the risk that we may be unable to successfully integrate the Miami Dade Health Centers companies into our business and achieve expected synergies, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2006 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.



                             CONTINUCARE CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                          June 30, 2006  June 30, 2005
                                          -------------  -------------
                 ASSETS
Current assets:
 Cash and cash equivalents                $ 10,681,685   $  5,780,544
 Other receivables, net                        231,832        144,973
 Due from HMOs, net                          6,339,526      3,485,530
 Prepaid expenses and other current
  assets                                       689,096        719,577
 Deferred tax assets, net                      658,768        585,571
                                           ------------   ------------
     Total current assets                   18,600,907     10,716,195
Certificates of deposit, restricted          1,126,987        530,350
Equipment, furniture and leasehold
 improvements, net                             824,220        670,665
Goodwill, net                               14,342,510     14,342,510
Managed care contracts, net                    737,234      1,090,046
Deferred tax assets, net                     3,881,061      6,721,353
Other assets, net                              551,927         66,816
                                           ------------   ------------
     Total assets                         $ 40,064,846   $ 34,137,935
                                           ============   ============

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                         $    575,925   $    660,139
 Accrued expenses and other current
  liabilities                                2,401,933      2,620,802
 Note payable                                        -        520,000
                                           ------------   ------------
     Total current liabilities               2,977,858      3,800,941
Capital lease obligations, less current
 portion                                       112,068         38,361
                                           ------------   ------------
     Total liabilities                       3,089,926      3,839,302
Commitments and contingencies
Shareholders' equity:
 Common stock                                    5,024          4,960
 Additional paid-in capital                 63,838,051     67,924,068
 Accumulated deficit                       (26,868,155)   (32,205,694)
 Treasury stock                                      -     (5,424,701)
                                           ------------   ------------
     Total shareholders' equity             36,974,920     30,298,633
                                           ------------   ------------
     Total liabilities and shareholders'
      equity                              $ 40,064,846   $ 34,137,935
                                           ============   ============



                             CONTINUCARE CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                       (Unaudited)
                    Three-Months Ended             Year Ended
                -------------------------- ---------------------------
                  6/30/06      6/30/05       6/30/06       6/30/05
                -------------------------- ---------------------------
Revenue:
 Medical
  services
  revenue, net  $36,192,717  $ 28,986,500  $132,629,665  $111,316,174
 Management fee
  revenue and
  other income       19,535       147,480       361,247       914,939
                -------------------------- ---------------------------
      Total
       revenue   36,212,252    29,133,980   132,990,912   112,231,113

Operating
 expenses:
 Medical
  services:
   Medical
    claims       28,141,372    21,511,053    97,781,447    81,104,665
   Other direct
    costs         3,373,086     2,855,987    13,137,396    12,648,297
                -------------------------- ---------------------------
      Total
       medical
       services  31,514,458    24,367,040   110,918,843    93,752,962
 Administrative
  payroll and
  employee
  benefits        1,544,635     1,403,358     6,538,295     5,107,672
 General and
  administrative  1,837,454     1,910,150     7,584,205     7,059,602
 Gain on
  extinguishment
  of debt                 -    (2,500,000)            -    (3,000,000)
                -------------------------- ---------------------------
      Total
       operating
       expenses  34,896,547    25,180,548   125,041,343   102,920,236
                -------------------------- ---------------------------

Income from
 operations       1,315,705     3,953,432     7,949,569     9,310,877

Other income
 (expense):
 Interest income    121,778        46,465       331,001       108,000
 Interest
  expense            (2,291)       (2,847)      (12,870)     (702,946)
                -------------------------- ---------------------------
Income before
 income tax
 provision
 (benefit)        1,435,192     3,997,050     8,267,700     8,715,931
Income tax
 provision
 (benefit)          327,020    (7,175,561)    2,930,161    (7,175,561)
                -------------------------- ---------------------------
Net income      $ 1,108,172  $ 11,172,611  $  5,337,539  $ 15,891,492
                ========================== ===========================

Net income per
 common share:
 Basic          $       .02  $        .22  $        .11  $        .32
                ========================== ===========================
 Diluted        $       .02  $        .21  $        .10  $        .31
                ========================== ===========================

Weighted average
 common shares
 outstanding:
 Basic           50,197,034    49,971,498    49,907,898    50,231,870
                ========================== ===========================
 Diluted         51,516,141    52,079,377    51,230,435    52,006,064
                ========================== ===========================



                             CONTINUCARE CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                Year Ended June 30,
                                           ---------------------------
                                               2006           2005
                                           ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                               $  5,337,539   $ 15,891,492
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
   Depreciation and amortization,
    including amortization of deferred
    financing costs                            695,095      1,258,289
   Provision for bad debts                     163,105         15,787
   Recognition of compensation expense
    related to issuance of stock options     1,292,235        264,802
   Gain on extinguishment of debt                    -     (3,000,000)
   Deferred tax expense (benefit)            2,767,095     (7,306,924)
 Changes in operating assets and
  liabilities, excluding the effect of
  disposals:
   Other receivables                          (249,964)       262,455
   Due from HMOs, net                       (2,853,996)      (783,652)
   Prepaid expenses and other current
    assets                                      30,481        171,230
   Other assets                               (125,965)        33,667
   Accounts payable                            (84,214)       155,988
   Accrued expenses and other current
    liabilities                                (98,580)       894,710
                                           ------------   ------------
Net cash provided by continuing
 operations                                  6,872,831      7,857,844
Net cash used in discontinued operations       (32,512)      (151,399)
                                           ------------   ------------
Net cash provided by operating activities    6,840,319      7,706,445

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificate of deposit           (596,637)      (500,000)
 Proceeds from maturity of certificates
  of deposit                                         -        101,165
 Purchase of property and equipment           (280,675)      (421,586)
 Other assets                                 (359,147)             -
                                           ------------   ------------
Net cash used in continuing operations      (1,236,459)      (820,421)
Net cash used in discontinued operations             -              -
                                           ------------   ------------
Net cash used in investing activities       (1,236,459)      (820,421)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                          -      1,040,000
 Repayments on note payable                   (520,000)      (520,000)
 Payment of fees related to private
  placement transactions                             -        (98,244)
 Payments on related party notes                     -         (7,882)
 Principal repayments under capital lease
  obligations                                 (127,053)       (74,630)
 Proceeds from exercise of stock options       640,468         91,699
 Repurchase and retirement of common
  stock                                       (696,134)    (2,256,783)
                                           ------------   ------------
Net cash used in financing activities         (702,719)    (1,825,840)
                                           ------------   ------------

Net increase in cash and cash equivalents    4,901,141      5,060,184
Cash and cash equivalents at beginning of
 fiscal year                                 5,780,544        720,360
                                           ------------   ------------
Cash and cash equivalents at end of
 fiscal year                              $ 10,681,685   $  5,780,544
                                           ============   ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING TRANSACTIONS:
Retirement of treasury stock              $  5,424,701   $  2,256,783
                                           ============   ============
Stock issued upon conversion of related
 party notes payable                      $    102,180   $     14,550
                                           ============   ============
Purchase of equipment, furniture and
 fixtures with proceeds of capital lease
 obligations                              $    215,162   $          -
                                           ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid for taxes                       $    270,000   $          -
                                           ============   ============
Cash paid for interest                    $     12,870   $     40,229
                                           ============   ============


    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, 305-500-2105